UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 29, 2023
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134

(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On April 5, 2023, Momentus Inc. (the “Company”) announced the appointment of Eric R. Williams, age 58, as the Company’s next Chief Financial Officer. Mr. Williams joined the Company on April 3, 2023, and will assume the role as the Company’s principal financial officer and principal accounting officer effective immediately after the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023.

Mr. Williams has more than 25 years of experience as a financial executive at a number of privately-held companies and businesses. Mr. Williams was most recently the Chief Financial Officer and Chief Operations Officer of Rebus BioSystems, Inc., a technology company creating tools to enable spatial omics research, from January 2022 to December 2022. Prior to that, Mr. Williams served as the Chief Financial Officer for NovaSignal, Inc., a medical technology company, from December 2020 through January 2022. Before working at NovaSignal, Inc., Mr. Williams served as the Chief Financial Officer at Evidation Health, Inc., a private digital health company, from February 2019 to August 2020. Prior to that, Mr. Williams served as the Chief Financial Officer and Chief Operations Officer at Mimosa Networks, a private equipment telecommunications manufacturer, from January 2017 to November 2018.

There are no family relationships between Mr. Williams and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the terms of Mr. Williams’ employment agreement with the Company (the “Employment Agreement”), he will receive an annual base salary of $375,000 and will be eligible for an initial target cash bonus equal to 50% of his base salary.  Mr. Williams, subject to the approval of the board of directors of the Company, will also be eligible to receive a number of restricted stock units of Class A common stock of the Company (“RSUs”), representing 1% of the Company’s outstanding shares on the date of the grant of such RSUs. The vesting schedule of such RSUs will be 25% vesting on each of the first four anniversaries of the date of the grant of such RSUs.  Mr. Williams will also be eligible to receive severance benefits as set forth in the Employment Agreement, which include accrued benefits, severance payments of 6 months of base salary plus the annual cash bonus in effect immediately prior to the termination, prorated based on the days elapsed in the calendar year, and accelerated vesting of RSUs. The foregoing summary is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The following information is provided pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.”

On April 5, 2023, the Company issued a press release regarding the management changes discussed above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

This information and the information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated March 29, 2023, by and between Eric R. Williams and the Company
99.1	Press Release, dated April 5, 2023, issued by Momentus Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Paul Ney
		Name:	Paul Ney
Dated:	April 5, 2023	Title:	Chief Legal Officer and Corporate Secretary